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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statements File Nos. 33-45015, 33-42561, 33-23294, 33-16585,
33-6604, 33-959, 2-91008, 33-40623, 33-46874, 33-46875, 33-50628, 33-57519,
33-63637, 333-7279 and 33-62257.

                                                             ARTHUR ANDERSEN LLP

Stamford, Connecticut
March 30, 2000